UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2022

Lightstone Value Plus REIT III, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55619	46-1140492
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 8, 2022, Lightstone Value Plus REIT III, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). A total of 7.9 million shares of the Company’s common stock outstanding and entitled to vote were represented at the Annual Meeting in person or by proxy, representing approximately 61.7% of the total number of shares entitled to vote.

At the Annual Meeting, the Company submitted three proposals to the vote of the Company’s stockholders. The proposals are discussed in detail in the Company’s definitive proxy statement dated and filed with the Securities and Exchange Commission on October 18, 2022. The proposals are summarized below:

1.	election of three directors;

2.	proposal to amend and restate the Company’s charter; and

3.	proposal to permit the board of directors to adjourn the meeting, if necessary, to solicit additional proxies in favor of the first two proposals if there were not sufficient votes for the proposals (the “Adjournment Proposal”).

As of the date of the Annual Meeting, the Company had sufficient votes to approve all proposals other than the proposal to amend and restate the Company’s charter. The following are the voting results with respect to the election of three directors and the Adjournment Proposal:

Proposal No. 1. Elect three individuals to serve on the board of directors until the Company’s 2023 annual meeting of stockholders and until their successors are duly elected and qualify.

The number of votes cast with respect to each of the director nominees were as follows:

	For	Against/ Withhold	Abstain	Broker Non-Votes
David Lichtenstein (Director)	6,794,324	1,107,570	-	-

George R. Whittemore (Independent Director)	6,794,962	1,106,932	-	-

Yehuda “Judah” L. Angster (Independent Director)	6,762,870	1,139,024	-	-

All of the director nominees were elected.

Proposal No. 3. The number of votes cast with respect to the adjournment proposal were as follows:

For	Against/ Withhold	Abstain	Broker Non-Votes
6,271,523	1,286,524	343,847	-

The proposal to permit the board of directors to adjourn the meeting, if necessary, to solicit additional proxies in favor of the first two proposals if there were not sufficient votes for the proposals was approved.

Upon approval of the Adjournment Proposal and the election of directors, the Company adjourned the Annual Meeting until January 17, 2023 in order to solicit additional votes in favor of the proposal to amend and restate the Company’s charter. The reconvened Annual Meeting will be held on January 17, 2023 at 11:35 a.m., Eastern Time, at the principal executive offices of the Company, 460 Park Avenue, 13th Floor, New York, New York, 10022.

At the reconvened Annual Meeting, the Company expects to ask stockholders to vote on the proposal to amend and restate the Company’s charter. Valid proxies for the proposal to amend and restate the Company’s charter submitted before the Annual Meeting and adjournments will continue to be valid for the reconvened Annual Meeting, unless properly changed or revoked before votes being taken at the reconvened Annual Meeting. The record date of October 10, 2022 will remain the same for the reconvened Annual Meeting.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REIT III, INC.

Date: December 14, 2022	By:	/s/ Seth Molod
Seth Molod
Chief Financial Officer and Principal Accounting Officer